UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
_____________________

Form 8-K
_____________________

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event Reported): June 7, 2018

Arbutus Biopharma Corporation
(Exact Name of Registrant as Specified in Charter)

British Columbia, Canada	001-34949	98-0597776
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

100-8900 Glenlyon Parkway, Burnaby, British Columbia, Canada V5J 5J8
(Address of Principal Executive Offices) (Zip Code)

(604) 419-3200
(Registrant's telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2). Emerging growth company [   ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [   ]

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On June 7, 2018, Arbutus Biopharma Corporation announced the appointment of David Hastings as Chief Financial Officer, effective June 11, 2018.  Mr. Hastings will assume the CFO role from Koert VandenEnden, Arbutus' interim Chief Financial Officer.  Mr. VandenEnden, Arbutus' current interim Chief Financial Officer, will remain as a member of the executive leadership team in the role of Chief Accounting Officer and will continue to act as Arbutus' Principal Accounting Officer during a period of transition to Mr. Hastings.

            Mr. Hastings, aged 56, previously served as the Chief Financial Officer and Executive Vice President of Incyte Corporation (a life sciences company with a focus on oncology) from 2003 until 2014. During this time, Mr. Hastings oversaw all financial aspects as Incyte transitioned from research and development to commercialization following the launch of Jakafi®(ruxolitinib). Mr. Hastings also previously served as Vice President, Chief Financial Officer and Treasurer of ArQule Inc. During his tenure at ArQule, he played an important role in ArQule's transition into a drug discovery and development organization, and in two strategic acquisitions, including the purchase of Cyclis Pharmaceuticals Inc. Prior to that, Mr. Hastings was with Genzyme Corporation as its Vice President and Corporate Controller, and with Sepracor, Inc. where he was Director of Finance. Most recently, Mr. Hastings served as the Chief Financial Officer and Senior Vice President of Unilife Corporation (a medical device company) from 2015 to 2017 and as its Chief Accounting Officer and Treasurer from 2016 to 2017.

Pursuant to an employment agreement between Mr. Hastings and Arbutus, Mr. Hastings will receive an annual base salary of $400,000, a signing bonus of $75,000 (repayable if employment is ended in less than 18 months from Mr. Hastings’ start date), and be eligible to participate in the Company’s cash bonus program and equity incentive award program.  Mr. Hastings is eligible to receive an annual discretionary cash bonus of up to 40% of his annual base salary and will receive a one-time equity award of 200,000 common share options upon his appointment (subject to approval by the Board of Directors) that are expected to vest over a period of three years in accordance with the Company’s equity plan.

There are no reportable family relationships or related person transactions involving the Company and Mr. Hastings.

The Company issued a press release on June 7, 2018, announcing the appointment of Mr. Hastings as the Company’s Chief Financial Officer, a copy of which is attached to this Form 8-K as Exhibit 99.1.

Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits:
	99.1	Press Release issued by the Company on June 7, 2018.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Arbutus Biopharma Corporation

Date: June 7, 2018	By:	/s/ Koert VandenEnden
Koert VandenEnden
Interim Chief Financial Officer